TIDAL ETF TRUST 485BPOS

Exhibit 99(g)(i)(23)

TWENTY-THIRD AMENDMENT

TO THE CUSTODY AGREEMENT

THIS TWENTY-THIRD AMENDMENT effective as of the last date on the signature block, to the Custody Agreement dated as of December 21, 2018, as amended (the “Agreement”), is entered into by and between TIDAL ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Amended Exhibit B to:

Add the following funds:

●	Gotham Short Strategies ETF

●	Unlimited HFEM Emerging Markets Return Tracker ETF

●	Unlimited HFEQ Equity Long/Short Return Tracker ETF

●	Unlimited HFEV Event Driven Return Tracker ETF

●	Unlimited HFMF Managed Futures Return Tracker ETF

●	Unlimited Ultra HFND Multi-Strategy Return Tracker ETF

●	Unlimited Low-Beta HFND Multi-Strategy ETF

●	Unlimited HFGM Global Macro Return Tracker ETF

●	Unlimited HFFI Fixed Income Return Tracker ETF

●	SoFi Enhanced Yield ETF

●	Aztlan North America Nearshoring Stock Selection ETF

Remove the following funds:

●	Noble Absolute Return ETF

●	Elevate Shares 2X Daily Blockchain ETF

●	Elevate Shares 2X Daily METV ETF

●	Elevate Shares 2X Daily BETZ ETF

Reflect a change in name for the FolioBeyond Rising Rates ETF to the FolioBeyond Alternative Income and Interest Rate Hedge ETF.

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST	U.S. BANK NATIONAL ASSOCIATION

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

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Exhibit B to the Custody Agreement

Separate Series of Tidal ETF Trust

Name of Series

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi Social 50 ETF
SoFi Be Your Own Boss ETF
SoFi Weekly Income ETF
SoFi Weekly Dividend ETF SoFi Web 3 ETF SoFi Smart Energy ETF SoFi Enhanced Yield ETF

RPAR Risk Parity ETF UPAR Ultra Risk Parity ETF
SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF
ATAC Credit Rotation ETF ATAC Equity Leverage Rotation ETF

Gotham Enhanced 500 ETF Gotham 1000 Value ETF Gotham Short Strategies ETF

Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF

Acruence Active Hedge U.S. Equity ETF
American Customer Satisfaction ETF

SonicSharesTM Global Shipping ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

ZEGA Buy and Hedge ETF

FolioBeyond Alternative Income and Interest Rate Hedge ETF

Residential REIT ETF

Private Real Estate Strategy via Liquid REITs ETF

Newday Ocean Health ETF

Newday Diversity, Equity & Inclusion ETF

Ionic Inflation Protection ETF

Unlimited HFND Multi-Strategy Return Tracker ETF

Unlimited HFEM Emerging Markets Return Tracker ETF

Unlimited HFEQ Equity Long/Short Return Tracker ETF

Unlimited HFEV Event Driven Return Tracker ETF

Unlimited HFMF Managed Futures Return Tracker ETF

Unlimited Ultra HFND Multi-Strategy Return Tracker ETF

Unlimited Low-Beta HFND Multi-Strategy ETF

Unlimited HFGM Global Macro Return Tracker ETF

Unlimited HFFI Fixed Income Return Tracker ETF

Aztlan Global Stock Selection DM SMID ETF

Aztlan North America Nearshoring Stock Selection ETF

God Bless America ETF

Subversive Cannabis ETF

Academy Veteran Impact ETF

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